UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 26, 2015

Malvern Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)

42 E. Lancaster Avenue, Paoli, Pennsylvania	19301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (c)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On May 26, 2015, Malvern Bancorp, Inc. (the “Company”), the parent holding company for Malvern Federal Savings Bank (the “Bank”), appointed the following new executive officers of the Company and the Bank: Joseph D. Gangemi, age 34, Senior Vice President and Chief Financial Officer; Mary L. (“Missy”) Orlando, age 52, Senior Vice President and Chief Operating Officer; and, Justin (“Jay”) Power, age 52, Senior Vice President and Chief Lending Officer (Messrs. Gangemi and Power and Ms. Orlando are referred to collectively as the “Executive Officers”). Mr. Gangemi joined the Bank in September as Treasurer/Investment Officer and Corporate Secretary. Previously Mr. Gangemi served as Senior Vice President, Corporate Secretary, Chief of Staff and head of Treasury at Union Center National Bank, Union, New Jersey from 2004 to 2014. Ms. Orlando served as a consultant to the Bank beginning in November 2014. Ms. Orlando was the founder of two strategic marketing and business development companies in Reading, Pennsylvania, iConsultMLO and the MLO Group, Inc., where she provided consulting services from 2000 to 2004. Ms. Orlando also served as Executive Vice President and Chief of Marketing and Sales Officer of Caron Treatment Centers, Wernersville, Pennsylvania, from 2003 to 2012, and as Executive Vice President, Chief Marketing Officer and Special Executive to the President, at Sovereign Bank, Wyomissing, Pennsylvania, from 1984 to 2001. Mr. Power joined the Bank in August 2014 as Vice President and Senior Commercial Lending Officer. Previously, Mr. Power served as Senior Vice President and Senior Commercial Lending Officer at Univest Bank & Trust Company, West Chester, Pennsylvania, from 2012 to 2014, and at Conestoga Bank, Chester Springs, Pennsylvania from 2010 to 2012.

There are no arrangements or understandings between a director or executive officer of the Company and any of the Executive Officers pursuant to which they were named an executive officer of the Company. No directors or executive officers of the Company or the Bank are related to any of the Executive Officers by blood, marriage or adoption. None of the Executive Officers have engaged in any transactions with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

A copy of the related press release issued by the Company on May 27, 2015 announcing the hiring of the Executive Officers is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is included herewith.

Exhibit Number	Description
99.1	Press release dated May 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: June 1, 2015	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi
Senior Vice President, Chief Financial
Officer and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated May 27, 2017